SCHEDULE A

TO

GUIDESTONE FUNDS

AMENDED AND RESTATED TRUST INSTRUMENT

As of February 25, 2022

Series	Class(es)

MyDestination 2015 Fund	Institutional Investor

MyDestination 2025 Fund	Institutional Investor

MyDestination 2035 Fund	Institutional Investor

MyDestination 2045 Fund	Institutional Investor

MyDestination 2055 Fund	Institutional Investor

Conservative Allocation Fund	Institutional Investor

Balanced Allocation Fund	Institutional Investor

Growth Allocation Fund	Institutional Investor

Aggressive Allocation Fund	Institutional Investor

Money Market Fund	Institutional Investor

Low-Duration Bond Fund	Institutional Investor

Medium-Duration Bond Fund	Institutional Investor

Global Bond Fund	Institutional Investor

Series	Class(es)
Strategic Alternatives Fund	Institutional Investor

Defensive Market Strategies Fund	Institutional Investor

Global Impact Fund	Institutional Investor

Equity Index Fund	Institutional Investor

Global Real Estate Securities Fund	Institutional Investor

Value Equity Fund	Institutional Investor

Growth Equity Fund	Institutional Investor

Small Cap Equity Fund	Institutional Investor

International Equity Index Fund	Institutional Investor

International Equity Fund	Institutional Investor

Emerging Markets Equity Fund	Institutional Investor